Exhibit 10.44

TERMINATION AGREEMENT

This Termination Agreement (“Agreement”) is made and entered into as of March 5, 2009 by and between Cell Therapeutics, Inc., a Washington corporation (the “Company”) and Midsummer Investment, Ltd., a Bermuda corporation (“Purchaser”). The Company and Purchaser are each referred to herein individually as a “Party” and collectively as the “Parties”.

R E C I T A L S

WHEREAS, the Company and Purchaser are parties to that certain Securities Purchase Agreement dated as of July 29, 2008, as amended by that certain Amendment Agreement dated as of August 6, 2008 (the “Purchase Agreement”);

WHEREAS, each of the Company and Purchaser desire to terminate the Purchase Agreement as more fully set forth herein.

NOW, THEREFORE, in consideration of the above and of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

TERMINATION

1.1 Termination. The Parties hereby agree that the Purchase Agreement shall be terminated and of no further effect as of the date hereof.

1.2. Effect on Purchase Agreement. Notwithstanding the foregoing, the Parties hereby agree that Section 4.1 (Furnishing of Information), Section 4.3(a) (Securities Laws Disclosure; Publicity), Section 4.6 (Indemnification of Purchaser) and Section 4.13 (Registration Statement Indemnification) of the Purchase Agreement shall continue in full force and effect in accordance with the respective terms of such provisions after the execution of this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1. Representations and Warranties of the Company. The Company hereby makes the representations and warranties as follows to Purchaser that as of the date of its execution of this Agreement: The Company has the requisite corporate power and authority to enter into and consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

2.2 Representations and Warranties of Purchaser. Purchaser hereby makes the representations and warranties as follows to the Company that as of the date of its execution of this Agreement: Purchaser has the requisite corporate power and authority to enter into and consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Purchaser and no further action is required by Purchaser, its board of directors or its stockholders in connection therewith. This Agreement has been duly executed by Purchaser and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

ARTICLE III

MISCELLANEOUS

3.1 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given only if done in one or more of the following ways: (a) on the day of delivery if delivered personally; (b) two days after the date of mailing if mailed by certified or registered first class mail, postage prepaid; (c) the next business day after deposit with an overnight air courier company guaranteeing the next day delivery; or (d) when sent by facsimile (with a copy simultaneously sent by personal delivery or by registered or certified mail, return receipt requested) at the following address and/or facsimile telephone number (or to such person or persons or such other address and addresses or facsimile telephone number or numbers as a Party may specify by notice pursuant to this provision):

If to the Company:

501 Elliot Avenue West, Suite 400

Seattle, Washington 98119

Facsimile: (206) 272-4302

Attention: James A. Bianco, M.D., Chief Executive Officer

With a copy to (which shall not constitute notice):

Orrick, Herrington & Sutcliffe LLP

The Orrick Building

405 Howard Street

San Francisco, CA 94105

Facsimile: (415) 773-5759

Attention: Karen Dempsey, Esq.

If to Purchaser:

295 Madison Avenue, 38th Floor

New York, New York 10017

Facsimile: (212) 624-5040

Attention: Scott Kaufman

With a copy to (which shall not constitute notice):

Feldman Weinstein & Smith LLP

420 Lexington Avenue, Suite 2620

New York, New York 10170

Facsimile: (212) 401-4741

Attention: Robert Charron, Esq.

3.2 Survival. All representations and warranties (as of the date such representations and warranties were made) made herein shall be considered to have been relied upon by the Parties. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the Parties.

3.3 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party, it being understood that both Parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

3.4 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the Parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

3.5 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of laws thereof.

3.6 Entire Agreement. This Agreement constitutes the entire understanding of the Parties with respect with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

3.7 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provision hereof. The language used in this Agreement shall be deemed to be the language chose by the Parties to express their mutual intent, and no rules of strict construction will be applied against any Party.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

CELL THERAPEUTICS, INC.

By:	/s/ James A. Bianco, M.D.
Name: James A. Bianco, M.D.
Title: Chief Executive Officer

MIDSUMMER INVESTMENT, LTD.

By:	/s/ Joshua Thomas
Name: Joshua Thomas
Title: Managing Director Midsummer Capital, LLC Acting Investment Manager of Midsummer Investment, Ltd.